UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2019

KANDI TECHNOLOGIES GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33997	90-0363723
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification)

Jinhua City Industrial Zone
Jinhua, Zhejiang Province
People’s Republic of China
Post Code 321016
(Address of principal executive offices)

(86-579) 8223-9700
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 29, 2019, Mr. Mei Bing resigned as Chief Financial Officer (the “CFO”) of Kandi Technologies Group, Inc. (“Company” or “Kandi”) for personal reasons and the board of directors (the “Board”) approved his resignation. Mr. Mei’s resignation is not a result of any disagreement with the Company. The Board appointed Ms. Zhu Xiaoying as interim CFO, effective January 29, 2019. The Board also appointed Ms. Wang Yuanyao to serve as the Vice President of Finance of the Company, effective February 1, 2019.

Ms. Zhu Xiaoying, age 48, has been engaged in the financial management industry for over 20 years. She has extensive experience in the financial management of publicly traded companies. From October 2003 to June 2007, Ms. Zhu was the Chief Financial Officer of Zhejiang Kandi Vehicle Co., Ltd.; from June 29, 2007 to April 30, 2015, Ms. Zhu served as the Company’s Chief Financial Officer. After her time as Kandi’s Chief Financial Officer, she returned to Zhejiang Kandi Vehicle Co., Ltd. as its Chief Financial Officer, where she is currently employed. Prior to 2003, Ms. Zhu served as a financial manager at Zhejiang YongKang Auto Manufacturing Company. Ms. Zhu graduated from Hangzhou University of Electronic Technology with a degree in accounting in July 1992 and obtained the EMBA certificate from Hong Kong Polytechnic University in 2011. Ms. Zhu has obtained qualification certificate of the chief financial officer, the international registered internal auditor (CIA) qualification certificate, the CMMA international registered management accountant qualification certificate, and the national first-level credit manager qualification certificate in China.

Ms. Wang Yuanyao, age 36, has over 12 years of experience in the finance, audit, and investment fields with a focus on M&A, strategic planning, budgeting, business support, and internal controls. Prior to joining Kandi, Ms. Wang worked for KPMG (China) as an auditor from 2006 to 2011 with extensive auditing experience for companies in the U.S. market in addition to significant internal control experience in complying with U.S. GAAP and the Sarbanes-Oxley Act. From 2011 to 2012, Ms. Wang served as finance manager of Owens Corning (NYSE: OC), a U.S. publicly traded company. After that, Ms. Wang served as Chief Investment Officer of Oriental Capital from 2012 to 2014; Director of Kaihe Capital from 2014 to 2016; and CFO of Shanghai Bojiang Capital and three subsidiaries owned by Fosun Group from 2017 to 2018. Ms. Wang obtained a CIA certificate and has extensive experience in International Accounting Standards. Ms. Wang received a B.S. degree in Economics from Zhejiang University in Hangzhou, China and a M.S. degree from Norwegian Business School.

Neither Ms. Zhu nor Ms. Wang has family relationship with any of our directors or executive officers. Ms. Zhu and Ms. Wang do not have a direct or indirect material interest in any transaction or arrangement in which the Company is a participant other than in connection with her employment as described in this report.

Ms. Zhu Xiaoying shall receive an annual salary in the amount of RMB500,000 (approximately $74,443) and 10,000 shares of the common stock under the Company’s 2008 Omnibus Long-Term Incentive Plan annually as a year-end equity bonus.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KANDI TECHNOLOGIES GROUP, INC.

Date: February 1, 2019	By:	/s/ Hu Xiaoming
	Name:	Hu Xiaoming
	Title:	Chief Executive Officer

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